UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2021

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Chief Executive Officer

On December 9, 2021, Greg Stapley notified CareTrust REIT, Inc. (the “Company”) of his resignation as Chief Executive Officer (“CEO”) of the Company, effective January 1, 2022. Mr. Stapley will continue as Executive Chairman of the Board during an approximately six-month transition period until he embarks on a three-year, full-time volunteer assignment for The Church of Jesus Christ of Latter-day Saints.

Also on December 9, 2021, the Board of Directors of the Company appointed David Sedgwick, the Company’s current President and Chief Operating Officer, as CEO, effective January 1, 2022. Mr. Sedgwick will continue to serve as the Company’s President. Biographical information for Mr. Sedgwick can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021, which such information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Sedgwick and any other persons pursuant to which he was selected as an officer of the Company. Mr. Sedgwick is Mr. Stapley’s brother-in-law. Otherwise, there are no family relationships between Mr. Sedgwick and any director or executive officer of the Company. Mr. Sedgwick has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the management changes described above, Mr. Stapley’s annual base salary for fiscal 2022 will be $809,325, which will be pro-rated for the period of his service during the year, and Mr. Sedgwick’s annual base salary will be $700,000. In addition, Mr. Sedgwick’s target annual cash award under the Company’s short-term incentive plan, which is $475,000 for fiscal 2021, will be $1,000,000 for fiscal 2022, and Mr. Stapley will not participate in the short-term incentive plan for fiscal 2022. The actual amount payable to Mr. Sedgwick pursuant to the short-term incentive plan will be determined by the Compensation Committee of the Board of Directors based on the achievement of performance targets established by the Compensation Committee for the year. Further, subject to approval by the Compensation Committee in early 2022, Mr. Stapley and Mr. Sedgwick will also be entitled to receive annual equity awards under the Company’s long-term incentive plan for fiscal 2022 having a target value equal to $272,500 (in the case of Mr. Stapley) and $1,300,000 (in the case of Mr. Sedgwick). The equity awards will be granted one-half in the form of a time-based restricted stock award that will vest ratably in three annual installments on each anniversary of the grant date and one-half in the form of performance-based stock units that will vest at the end of a three-year performance period based on the achievement of performance targets established by the Compensation Committee for the award.

Lead Independent Director

On December 9, 2021, the Board of Directors appointed Diana M. Laing as Lead Independent Director. Ms. Laing has served as an independent director on the Board of Directors of the Company since 2019.

Item 7.01. Regulation FD Disclosure.

On December 10, 2021, the Company issued a press release announcing the management changes set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description

99.1	Press Release of the Company, dated December 10, 2021

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer